SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                  AMENDMENT NO. 3 TO FORM 8-K\A
                      FILED JANUARY 4, 1999

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

                       ___________________


 Date of Report (Date of earliest event reported) March 5, 1998

                   BIOCONTROL TECHNOLOGY, INC.
     (Exact name of registrant as specified in its charter)


   Pennsylvania                   0-10822                     25-1229323
 (State of other jurisdiction   (Commission File Number)     (IRS Employer
   of incorporation)                                        Identification No.)


      300 Indian Springs Road, Indiana, Pennsylvania 15701
    (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code (412) 349-1811



_________________________________________________________________
                 (Former name or former address,
                  if changes since last report.)




Item 1.   Change in Control of Registrant.
          Not applicable.

Item 2.   Acquisition or Disposition of Assets.
          Not applicable.

Item 3.   Bankruptcy or Receivership.
          Not applicable.

Item 4.   Changes in Registrant's Certifying Accountant
          Not applicable.

Item 5.   Other Events.
          On March 5, 1998 Biocontrol Technology, Inc.
          (NASDAQ:BICO) announced that it has acquired the controlling interest in International Chemical
          Technologies, Inc. (ICTI), a Florida company with a patented metal coating technology that is an alternative for hard chrome and electroless nickel.

Item 6.   Resignation of Registrant's Directors.
          Not Applicable

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements and Businesses Acquired - Not
               Applicable.

          (b)  Pro Forma Financial Information -

          (c)  Exhibits - Financial Statements.

                           SIGNATURES

      Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BIOCONTROL TECHNOLOGY, INC.


                                   by  /s/   Fred E. Cooper
                                             Fred E. Cooper, CEO

DATED:  March 5, 1998
                                    BICO
                                       BIOCONTROL TECHNOLOGY, INC
                            2275 Swallow Hill Road, Building 2500
                                            Pittsburgh, PA  15220
Press Release



For More Information, Call:

Investors                                      Media
Diane McQuaide                                 Susan Taylor
1.412.429.0673  phone                          1.412.279.9455 phone
1.412.279.9690  fax                            1.412.279.9447 fax


         BIOCONTROL ACQUIRES METAL COATING COMPANY WITH 1998
                POTENTIAL REVENUE OF $50,000,000

     Pittsburgh, PA - March 5, 1998 - Biocontrol Technology, Inc. (Nasdaq:BICO) announced today that it has acquired the controlling interest in International Chemical Technologies, Inc.
(ICTI), a Florida company with a patented revolutionary new metal coating technology that is an alternative for hard chrome and electroless nickel. Details of the acquisition are limited at this time, but did involve a minimum down payment with the balance payable over a three-year period. In 1998, ICTI's potential revenues from the $48 billion metal finishing industry could be as high as $50,000,000 with sizable profit margins.
     Incorporated to produce and market cemkoter coating, ICTI, located in Palm City, FL, has a 10,000 sq. ft. state-of-the-art plating facility capable of annual chemistry sales of $50,000,000 and plating sales in excess of $20,000,000. In addition to production, this facility will be used as a demonstration and training facility for additional plants and potential licensees of the coating technology. In business since August of 1997, ICTI has invoiced, tested for, or is in negotiations with companies such as Ford Motor; General Motors; Allied Signal Braking Systems; Pratt Whitney Aircraft; USA Today, New York Times, Los Angeles Times, and The San Francisco Chronicle.
      "Because those who have already used and tested it claim that in the very near future cemkote will capture the majority of the vast metal alloy coating business," said Biocontrol Chief Executive Officer Fred E. Cooper, "Biocontrol expects ICTI and cemkote to generate immediate revenue and be the major profit center of the company. ICTI is already in serious licensing contract negotiations with several large coating users."
      The metal coating, marketed as cemkoter, is an alternative for the approximately ten million metric tons of chromium now used annually worldwide for plating because cemkote and its application technology deliver a significantly harder and more abrasive resistant coating without the water and airborne toxic emissions of chromium plating. These emissions are so much a concern that the Metal Finishing Subcommittee of the Environmental Protection Agency's Common Sense Initiative is conducting significant research on chromium replacement products and improved plating technologies to reduce the toxic wastes.
     Produced in a very stable bath with a closed loop system that produces no water discharge and clean exhaust air, cemkote is cost-efficient and environmentally friendly coating that can be  applied  to most alloys, including all steels,  titanium  and aluminum.
     Cemkote is a uniform, nickel boride coating that provides extreme hardness, corrosion resistance, ductility and low friction. The coating is harder than tungsten carbide coatings, hard chrome and electroless nickel; passes ASTM B117 accelerated and salt spray tests of two hundred (200) hours; and has a lower coefficient of friction than electroless nickel, tungsten carbide, and hard chrome.
     According to the 1996-1997 Market Survey of the Surface Finishing Market Research Board, the metal finishing industry involves about 10,000 companies generating an annual $48 billion in revenue and contributing about $40 billion to the US gross domestic product. At this time, ICTI plans are to license to these metal finishers the use of the cemkote coating solution; both the solution and the closed loop production system; or an entire plant for exclusive use of cemkote. Because only industry standard equipment is needed, converting to the use of cemkote by plating facilities currently using chromium or electroless nickel can be accomplished quickly within 2 - 3 months.
       ICTI also plans to seek joint ventures, develop cemkote-coated product lines, and coat products from other companies in its own facilities. Literally hundreds of thousands of uses for cemkote exist in all domestic and international major industries such as aerospace; petroleum; agriculture; military; tools; mining; textile; printing; automotive; high performance equipment, etc.
    Biocontrol Technology, Inc. has its corporate offices in
      Pittsburgh, PA and is involved in the development and
       manufacture of biomedical devices and environmental
                            products.


                         THOMPSON DUGAN
                  CERTIFIED PUBLIC ACCOUNTANTS
                     _______________________

                       Pinebridge Commons
                     1580 McLaughlin Run Rd.
                      Pittsburgh, PA 15241


       Report of Independent Certified Public Accountants


Independent Auditor's Report

Board of Directors
International Chemical Technologies, Inc.

     We have audited the accompanying balance sheet of International Chemical Technologies, Inc. (a development stage company) as of December 31, 1997, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of International Chemical Technologies, Inc. as of December 31, 1997 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage and has incurred losses from operations and negative cash flows from operations through December 31, 1997, raising substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty, including adjustments relating to the recoverability and classification of recorded assets that might be necessary in the event the Company cannot continue to meet its financing requirements and achieve productive operations.


Thompson Dugan, PC

October 14, 1998

            INTERNATIONAL CHEMICAL TECHNOLOGIES, INC.
                  (A DEVELOPMENT STAGE COMPANY)

                         BALANCE SHEET

                        DECEMBER 31, 1997


        ASSETS

 Current Assets:
    Cash                                                      $        15,084
    Accounts Receivable - trade                                         5,697
    Employee Advances                                                   2,900
    Inventory, FIFO (note 3)                                            7,495
    Prepaid expenses                                                    1,187
                                                                   ------------
        Total current assets                                           32,363
                                                                   ------------

 Property and equipment (note 1):
    Machinery and equipment                                           353,538
    Leasehold improvements                                            288,107
    Computer equipment                                                 15,321
    Furniture and fixtures                                             10,437
                                                                   ------------
                                                                      667,403
    Less - Accumulated depreciation                                    41,405
                                                                   ------------
                                                                      625,998
                                                                   ------------
 Other Assets:
    Intangible assets (net of accumulated
      amortization of $39,417) (note 4)                               262,970
    Deposits                                                            9,745
                                                                   ------------
                                                                      272,715
                                                                   ------------
        TOTAL ASSETS                                          $       931,076
                                                                   ============

The accompanying notes are an integral part of these financial statements.

                         BALANCE SHEET
                          (Continued)

        LIABILITIES AND STOCKHOLDERS' (DEFICIT)

 Current Liabilities:
    Accounts payable                                          $        26,627
    Sales tax payable                                                     200
    Accrued interest payable (stockholder)                             36,204
    Stockholder loan (unsecured and due on demand)                    246,380
    Current portion of long-term debt-stockholder (note 5)            324,999
                                                                   ------------
        Total current liabilities                                     634,410

 Long-term debt-stockholder (note 5)                                  975,001
                                                                   ------------
    Total liabilities                                               1,609,411
                                                                   ------------

 Stockholders' (deficit):
    Common stock - par $.001; 2,000,000 shares
           authorized, issued and outstanding                           2,000
    Deficit accumulated during development stage                     (680,335)
                                                                   ------------
        Total stockholders' (deficit)                                (678,335)
                                                                   ------------
      TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)           $       931,076
                                                                   ============

The accompanying notes are an integral part of these financial statements.

            INTERNATIONAL CHEMICAL TECHNOLOGIES, INC.
                  (A DEVELOPMENT STAGE COMPANY)

                     STATEMENT OF OPERATIONS

                   YEAR ENDED DECEMBER 31, 1997

Revenue - sales                                               $         8,319
                                                                   ------------
Manufacturing expense:
   Materials                                                           12,964
   Wages                                                              108,834
   Contract labor                                                      75,849
   Overhead applied                                                   174,468
                                                                   ------------
                                                                      372,115
                                                                   ------------

 Selling expenses:
    Freight and shipping                                                7,620
    Advertising                                                         1,084
                                                                   ------------
                                                                        8,704
                                                                   ------------

 General expenses:
    Professional fees                                                  96,780
    Interest and bank charges                                          89,704
    Depreciation and amortization                                      80,822
    Wages - administrative                                             48,461
    Supplies                                                           38,886
    Rent (note 6)                                                      31,988
    Insurance                                                          26,708
    Utilities                                                          19,093
    Payroll and other taxes                                            13,156
    Repairs and maintenance                                             9,042
    Telephone                                                           5,722
    Travel and entertainment                                            5,130
    Printing and reproduction                                           4,563
    Employee benefits                                                   4,507
    Education and seminars                                              4,201
    Miscellaneous                                                       1,903
    Equipment rental                                                    1,276
    Recruiting                                                            861
                                                                   ------------
 Less - amounts allocated to overhead applied                         482,803
                                                                     (174,468)
                                                                   ------------
                                                                      308,335
                                                                   ------------
        Total Expenses                                                689,154
                                                                   ------------

 Net loss from operations                                            (680,835)
 Other income - miscellaneous                                             500
                                                                   ------------
 Net loss                                                            (680,335)
                                                                   ============
 Loss per common share (note 1)                               $         (0.34)
                                                                   ============

The accompanying notes are an integral part of these financial statements.

            INTERNATIONAL CHEMICAL TECHNOLOGIES, INC.
                   (A DEVELOPMENT STAGE COMANY)

        STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                   YEAR ENDED DECEMBER 31, 1997



                                           Deficit Accumulated     Total
                             Common stock  During Development   Stockholders'
                         Shares      Amount      Stage         Equity(Deficit)
                         ------      ------    -----------     ---------------
 Balance at beginning
     of year           2,000,000   $  2,000   $    -           $     2,000

 Net loss                  -           -         (680,335)        (680,335)
                       ----------    ------    -----------     ----------------
 Balance at end
     of year           2,000,000   $  2,000   $  (680,335)        (678,335)
                       ==========    ======    ===========     ================



The accompanying notes are an integral part of these financial statements.

            INTERNATIONAL CHEMICAL TECHNOLOGIES, INC.
                  (A DEVELOPMENT STAGE COMPANY)

                     STATEMENT OF CASH FLOWS

                  YEAR ENDED DECEMBER 31, 1997

 Increase (decrease) in cash
 Cash flows from operating activities:
   Net loss                                                   $      (680,335)
                                                                   ------------
   Adjustments to reconcile net loss to net
     cash used by operating activities:
        Depreciation and amortization                                  80,822
        Changes in assets and liabilities:
           Increase in accounts receivable                             (5,697)
           Increase in inventory                                       (7,495)
           Increase in prepaid expenses                                (1,187)
           Increase in employee advances                               (2,900)
           Increase in deposits                                        (4,220)
           Increase in accrued interest payable                        36,204
           Increase in accounts payable                                12,457
           Increase in sales tax payable                                  200
                                                                   ------------
                Total adjustments                                     108,184
                                                                   ------------
                Net cash used by operating activities                (572,151)
                                                                   ------------

 Cash flow from investing activities:
   Acquisition of property and equipment                             (601,190)
   Investment in intangible assets                                   (132,952)
                                                                   ------------
                Net cash used by investing activities                (734,142)
                                                                   ------------

 Cash flow from financing activities:
   Principal payments on stockholder loan                            (150,000)
   Loan from stockholder                                              166,716
   Proceeds from issuance of long-term debt                         1,300,000
                                                                   ------------
                Net cash provided by financing activities           1,316,716
                                                                   ------------

 Net increase in cash                                                  10,423
 Cash at beginning of year                                              4,661
                                                                   ------------
 Cash at end of year                                          $        15,084
                                                                   ============
 Supplemental disclosures of cash flow information (see note 7).

The accompanying notes are an integral part of these financial statements.

            INTERNATIONAL CHEMICAL TECHNOLOGIES, INC.
                  (A DEVELOPMENT STAGE COMPANY)

                  NOTES TO FINANCIAL STATEMENTS

                        DECEMBER 31, 1997


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Accounts Receivable  --   The company maintains an allowance for
uncollectible accounts based upon historical experience. No allowance for bad debts is reflected in these financial statements as they are considered immaterial. The Company extends credit to customers located throughout the country.

Inventory -- Inventory is stated at the lower of first-in, first-out (FIFO) cost or market.

Property and Equipment --   Property and equipment are stated at
cost. Depreciation is computed using straight-line methods over the following estimated useful lives:

          Leasehold improvements                  39 years
          Machinery and equipment             7 - 10 years
          Furniture and fixtures              7 - 10 years
          Computer equipment                  3 -  5 years

Expenditures for maintenance and repairs are charged against operations. Renewals and betterments that materially extend the life of an asset are capitalized.

Intangible Assets -- Intangible assets are stated at cost less accumulated amortization. Amortization is computed using straight-line methods over the following estimated useful lives:

          Patents                       15 years
          Start up costs                 5 years
          Organizational costs           5 years

Income Taxes -- The Company was treated as an `S' Corporation for federal income tax purposes and, therefore, the stockholders were taxed on the Company's taxable income through December 31,
1997.   Therefore, no provision or liability for federal income
taxes is reflected in these financial statements.
During 1998, majority control of the Company was acquired by another corporation and the Company's `S' Corporation status was terminated.

Advertising Costs -- The Company defers the cost of direct solicitation advertising and amortizes it over the future periods which the revenue is expected to be earned. All other advertising costs are expensed in the period it is incurred.

Cash Flows -- The Company presents changes in cash flow using the indirect method. For purposes of reporting cash flow, the Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Loss Per Common Share -- Loss per common share is based upon the weighted average number of common shares outstanding  (2,000,000 shares for 1997).


NOTE 2 - ORGANIZATION AND BUSINESS

International Chemical Technologies, Inc. was incorporated in Florida in 1995. The Company is engaged in the business of manufacturing Cemkoter, an extremely hard, uniform, nickel boride coating that provides wear and abrasion resistance. The Company is currently licensing Cemkote's patented technology to the metal finishing industry.

International Chemical Technologies, Inc. started operations May 1, 1997. The process of Cemkote is a new process and the market place is currently being established. The year of 1997 was a development stage year with plans to be fully operational in 1998. In the initial year of production, costs to manufacture far out weighed sales due to the chemical process to initiate the system, and discounts and promotional items to create an interest in the product. Current year revenues and expenses reflect total development stage activity.

Effective March 4, 1998, pursuant to a Stock Purchase Agreement dated February 20, 1998, Biocontrol Technology, Inc. acquired 58.4% of the Company's outstanding common stock. The ability of the Company to continue in existence is dependent on its having sufficient financial resources to maintain operations and to successfully develop a market for its product. Until the Company can become financially self sufficient it will be dependent on funding provided by its parent company, Biocontrol Technology, Inc. (BICO) and capital raised through a private placement of its common stock. In the past BICO has financed its own operations from proceeds generated from private and public sales of its securities, the issuance of debt in the form of convertible debentures and funds from other subsidiaries. The failure of BICO to continue to exist as a going concern would have a material adverse effect on the business of International Chemical Technologies, Inc. and its ability to continue operations.

The Company is currently raising additional capital through a private placement memorandum and anticipates that sales of its product will begin to provide funding to its operations by late
1998.

NOTE 3 - INVENTORY

Inventory consists of the following:

     Raw material                            $        7,495
                                                  ----------

NOTE 4 - INTANGIBLE ASSETS

Intangible assets consist of the following:

     Patents                                 $       10,140
     Start up costs                                 197,731
     Organizational costs                            94,516
                                                  ----------
                                                    302,387
          Less - accumulated amortization           (39,417)
                                                  ----------
                                             $      262,970
                                                  ----------



NOTE 5 - LONG-TERM DEBT

Long-term debt consists of the following:

     Brenda and Farrell Jones (stockholders) - due in
        36 monthly installments of $36,111 plus
        interest at 9.5% beginning April 1, 1998          $1,300,000


          Less - current portion                            (324,999)
                                                         -------------
                                                          $  975,001
                                                         -------------

Long-term debt maturing subsequent to December 31, 1998 is as follows: 1999 - $433,334; 2000 - $433,334; 2001 - $108,333


NOTE 6 - LEASE OBLIGATIONS

The Company entered a lease of a building effective January 1997 for a term of seven years. during 1997, the Company's rent expense was $31,988. The following is a schedule by years of future minimum rental payments required under operating leases that have initial or remaining noncancellable lease terms in excess of one year as of December 31, 1997.

     Year ending December 31:
          1998           $34,125
          1999           $35,100
          2000           $36,075
          2001           $37,050
          2002           $38,025

NOTE 7 - SUPPLEMENTAL DISCLOSURES OF CASH FLOW

Supplemental disclosures of cash flow information:
     Cash paid during the year for:

          Interest            $53,373

The Company did not engage in any non-cash investing or financing f activities during 1997.



               Unaudited Pro Forma Condensed Consolidated
                           Balance Sheet
                       at December 31, 1997


                                      International
                          Biocontrol  Chemical
                          Technology  Technologies,  Pro Forma       Pro Forma
                            Inc.        Inc.         Adjustment      Combined


CURRENT ASSETS
 Cash and equivalents $ 2,759,067     $   15,084     $(1,030,000)(1) (1,744,151)
 Accounts receivable      417,329          5,697           -            423,026
 Inventory              1,834,018          7,495           -          1,841,513
 Other assets             288,146          4,087           -            292,233
                        ---------     ----------     -----------      ---------
                        5,298,560         32,363      (1,030,000)     4,300,923


PROPERTY, PLANT and
 EQUIPMENT,net          6,691,923        625,998           -          7,317,930

OTHER ASSETS
 Notes receivable         898,900           -              -            898,900
 Goodwill                    -              -          5,308,335 (2)  5,308,335
 Other                     91,908        272,715        (262,970)(3)    101,653
                        ---------     ----------     -----------      ---------
                      $12,981,300     $  931,076     $ 4,015,365    $17,927,741
                       ==========     ==========     ===========     ==========

CURRENT LIABILITIES
 Accounts Payable     $   646,535     $   26,627     $      -       $   673,162
 Debenture Payable      3,301,280           -               -         3,301,280
 Notes Payable               -           246,380       3,350,000 (4)  3,596,380
 Current portion of
 long-term debt           128,698        324,999            -           453,697
 Other liabilities        333,965         36,404            -           370,369
                       ----------     ----------     -----------     ----------
                        4,410,478        634,410       3,350,000      8,394,888

LONG-TERM DEBT          2,697,099        975,001            -         3,672,100

UNRELATED INVESTORS
INTEREST IN SUBSIDIARY  1,409,647           -               -         1,409,647

STOCKHOLDERS'EQUITY
 (DEFICIT)              4,464,076       (678,335)        665,365 (5)  4,451,106
                       ----------     ----------     -----------      ---------
                      $12,981,300     $  931,076     $ 4,015,365    $17,927,741
                       ==========     ==========     ===========     ==========

     (1)   Cash payments in connection with acquisition
     (2)   Goodwill in connection with acquisition
     (3)   Net balance of ICTI organization costs
     (4)   Notes payable issued in connection with acquisition
     (5) Net deficiency in assets of ICTI and stock issued in connection with acquisition

            Unaudited Pro Forma Condensed Consolidated
                      Statement of Operations
               For the Year Ended December 31, 1997


                                           International
                            Biocontrol       Chemical         Pro Forma
                            Technology,    Technologies,       Combined
                              Inc.             Inc.

Revenues
 Sales                   $   1,155,907     $   8,319        $  1,164,226
 Interest income               165,977          -                165,977
 Other income                  104,250           500             104,750
                           -----------       -------         -----------
                             1,426,134         8,819           1,434,953

Costs and expenses
 Cost of products sold         641,331        12,964             654,295
 Research and develop        6,977,590          -              6,977,590
 General and admin          12,704,146       547,069          13,251,215
 Debt issue costs            3,306,812          -              3,306,812
 Warrant extensions-sub      4,046,875          -              4,046,875
 Interest expense              583,624        89,704             673,328
 Amortization of goodwill    1,062,096          -              1,062,096
 Beneficial convertible
 debt feature                6,278,853          -              6,278,853
                           -----------       -------         -----------
                            35,601,327       649,737          36,251,064
                           ===========       =======         ===========

Loss before unrelated
 investors' interest       (34,175,193)     (640,918)        (34,816,111)


Unrelated investors'
interest in net loss of
subsidiary                   2,411,920          -              2,411,920
                           -----------       -------         -----------
Net loss                 $ (31,763,273)    $(640,918)       $(32,404,191)
                           ===========       =======         ===========

Loss per common share    $   (0.44)                         $  (0.45)
                           ===========                       ===========




















elopment and manufacture of biomedical devices and environmental products.